Exhibit 99.1

Youbet.com Announces Shareholder Approval of Acquisition by Churchill Downs Incorporated

Burbank, CA, April 6, 2010 – Youbet.com (NASDAQ: UBET) announced today that its shareholders voted to approve the November 11, 2009 merger agreement, providing for the acquisition of all outstanding Youbet shares by Churchill Downs Incorporated (“CDI”). Of the shares voted, approximately 98.4% voted in favor of the proposal to adopt the merger agreement, which represented approximately 68.3% of the total outstanding shares as of February 17, 2010, the record date.

Under the terms of the transaction, Youbet shareholders would receive 0.0598 of a share of CDI common stock and $0.97 in cash for each share of Youbet common stock they own. The stock/cash exchange ratio is subject to adjustment in order to ensure that the transaction does not require CDI to issue more than 19.6% of the outstanding CDI common stock outstanding as of immediately prior to the effective time of the merger.  This transaction is expected to qualify as a reorganization under Section 368 of the Internal Revenue Code.

Completion of the merger remains subject to (i) receipt of required regulatory approvals, and (ii) other customary conditions to closing.  Subject to the satisfaction of these conditions, the merger is expected to close in the second quarter of 2010.

About Youbet.com, Inc.

Youbet.com, Inc. (NASDAQ: UBET) is a leading domestic online horse racing and horse betting site, the exclusive provider of live horse racing footage and racing results to ESPN.com and CBSSports.com and a leading supplier of totalizator systems to the pari-mutuel industry.  Youbet’s website enables its customers to securely wager on horse races at over 200 racetracks each year worldwide from the convenience of their homes or other locations.  Through its online platform, Youbet offers members real-time wagering, co-mingled track pools, conditional wagering capabilities, high quality live audio/video, up-to-the-minute track information, mobile wagering, race replay library, simultaneous X2 Video multi-race viewing capability and sophisticated ROI-based player analysis tools.  In addition, through its United Tote totalizator systems subsidiary, Youbet provides hardware and software to its track partners, allowing them to process pari-mutuel wagers, issue and pay tickets, and calculate payoff odds.

Forward Looking Statements

This communication contains certain forward-looking statements. These forward-looking statements, which are included in accordance with Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, may include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. These statements are subject to a number of known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward looking statements in this communication. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risk that the conditions to merger set forth in the merger agreement will not be satisfied and the transaction will not be consummated; uncertainties as to the timing of the merger; changes in Youbet’s business during the period between now and the effective time of the merger that could cause a condition to closing not to be satisfied; as well as the risks and uncertainties discussed in Youbet’s Form 10-K for the year ended December 31, 2009 (as amended by Amendment No. 1 thereto on Form 10-K/A) and CDI’s Form 10-K for the year ended December 31, 2009, and in Youbet’s and CDI’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication. Neither Youbet nor CDI undertakes and each specifically disclaims any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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CONTACT:
Youbet.com, Inc.	Integrated Corporate Relations
Jeffrey Grosman	William Schmitt (Investors)
818.668.2384	203.682.8200